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                                                                     Exhibit 5.1

M  I  L  L  E  R    T  H  O  M  S  O  N   LLP

                Barristers & Solicitors   Miller Thomson LLP is an Ontario
                                          Limited Liability Partnership

                                          Robson Court, 1000-840 Howe Street
                                          Vancouver, BC, Canada V6Z 2M1
                                          Tel: 604.687.2242
                                          Fax: 604.643.1200
                                          www.millerthomson.com

November 7, 2000                          file no:     SID4041
                                          reply to:    Martin L. MacLachlan
Sideware Systems Inc.                     direct line: 604.643.1223
102-930 West 1st Street                   e mail:      mmaclach@millerthomson.ca
North Vancouver, BC V7P 3N4

Attention:     Grant Sutherland, Chairman

Dear Sirs/Mesdames:

RE:  REGISTRATION STATEMENT ON FORM S-8

We have acted as special counsel to Sideware Systems Inc., a British Columbia corporation (the "Company") in connection with legal issues relating to the issue of shares on the exercise of stock options granted pursuant to the amended 2000 Stock Option Plan of the Company (the "Plan") and pursuant to certain other stock option agreements (the "Agreements") granted by the Company prior to the adoption of the Plan. I understand that the Company intends to file a registration statement pursuant to the United States SECURITIES ACT OF 1933 in respect of stock to be issued pursuant to the Plan and the Agreements (the "Registration Statement").

We have examined the Plan and such other documents and records of the Company and such certificates from directors and officers as to matters of fact as we have deemed necessary for the purpose of this opinion. In doing so, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity of all documents submitted to us as copies to the originals. We have not reviewed each of the Agreements. Instead we have relied on a director's certificate stating that all of the Agreements are in the same form.

We understand that, pursuant to the Agreements, the Company has granted stock options to the following individuals:

        NAME OF OPTIONEE                      NUMBER OF SHARES OPTIONED
Scott Friedlander                                      1,000,000
Lisa Beaman                                               20,000
Teri-Ann Donaldson                                        12,000
Rosie Goble                                               50,000
Charles Green                                             15,000
Mark Gruzin                                               75,000
Paul Hildebrand                                          300,000
Stephen Lieberman                                         15,000
Bob Means                                                 10,000
Gary Mounts                                                5,000
Jay Nussbaum                                             200,000


Vancouver  Whitehorse  Toronto  Calgary  Edmonton  Markham  Washington, D.C.
                            Affiliations worldwide
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M  I  L  L  E  R    T  H  O  M  S  O  N   LLP

Sideware Systems Inc.
Attention:     Grant Sutherland, Chairman
November 7, 2000
Page 2
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Christopher Ostapovicz                                    20,000
Chris Pate                                                20,000
Joseph Lee Price                                           3,000
Al Sukut                                                  10,000
Tom Sweeny                                                15,000
Stewart Walchli                                          100,000
Anna Woo                                                   5,000
Kathryn Woodward                                          17,500
Christy Wrenn                                             15,000

We understand that pursuant to the Plan, the Company has entered into stock option agreements, and intends to enter into additional stock option agreements, with numerous directors, officers, employees and consultants. Recipients of options under either the Plan or the Agreements are referred to collectively as the "Optionees".

Based on and subject to the foregoing, we are of the opinion that upon issuance of common shares of the Company ("Shares") in accordance with the terms of the Plan or the Agreements, as the case may be, and upon receipt by the Company of the full payment in cash required for the Shares under the stock option agreements the Company and the Optionees (including both the Agreements and agreements made under the Plan), the Shares will be validly issued, fully paid, and non-assessable common shares in the capital of the Company.

We hereby consent to the filing of this option as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under section 7 of the United States SECURITIES ACT OF 1933.

The writer of this opinion is a solicitor qualified to carry on the practice of law in British Columbia only and therefore we express no opinion as to any laws, or other matters governed by any laws, other than the laws of British Columbia and federal laws of Canada applicable therein.

This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in these sources of law or subsequent legal or factual development which might affect any matters or opinions set forth in this letter.

We are opinioning only as to the matters expressly stated in this letter, and no opinion should be inferred as to any other matters.

Yours truly

MILLER THOMSON LLP

Per: /s/ Martin L MacLachlan
     -----------------------
     Martin L MacLachlan